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                                  EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

Parent
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First Lancaster Bancshares, Inc.


                                                 State or Other
                                                 Jurisdiction of    Percentage
Subsidiaries (1)                                 Incorporation      Ownership
----------------                                 -------------      ---------
First Lancaster Federal Savings Bank             United States        100%

First Lancaster Corporation (2)                  Kentucky             100%

___________________
(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the financial statements attached hereto as an exhibit.
(2) First Lancaster Corporation is a wholly owned subsidiary of First lancaster Federal Savings Bank.